                                                                     EXHIBIT 2.9


                           Indemnification Agreement

                                     Among

                               Catalytica, Inc.

                                      and

                        Catalytica Energy Systems, Inc.

                               __________, 2000

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I. MUTUAL RELEASES; INDEMNIFICATION.........................................................     1

      Section 1.1.        Release of Pre-Closing Claims.............................................     1
      Section 1.2.        Indemnification by CESI...................................................     2
      Section 1.3.        Indemnification by Catalytica.............................................     3
      Section 1.4.        Delivery of Additional CESI Shares........................................     3
      Section 1.5.        Procedures for Defense, Settlement and Indemnification of
                               Third Party Claims...................................................     3
      Section 1.6.        Additional Matters........................................................     4
      Section 1.7.        Survival of Indemnities...................................................     5

ARTICLE II. MISCELLANEOUS...........................................................................     5

      Section 2.1.        Entire Agreement..........................................................     5
      Section 2.2.        Governing Law.............................................................     5
      Section 2.3.        Notices...................................................................     6
      Section 2.4.        Parties in Interest.......................................................     6
      Section 2.5.        Other Agreements Evidencing Indemnification Obligations...................     6
      Section 2.6.        Counterparts..............................................................     6
      Section 2.7.        Binding Effect Assignment.................................................     7
      Section 2.8.        Severability..............................................................     7
      Section 2.9.        Failure or Indulgence Not Waiver..........................................     7
      Section 2.10.       Amendment.................................................................     7
      Section 2.11.       Interpretation............................................................     7

ARTICLE III. DEFINITIONS............................................................................     8

      Section 3.1.        Action....................................................................     8
      Section 3.2.        Affiliated Company........................................................     8
      Section 3.3.        Ancillary Agreements......................................................     8
      Section 3.4.        Cash Amount...............................................................     8
      Section 3.5.        Catalytica Group..........................................................     8
      Section 3.6.        Catalytica Indemnitees....................................................     8
      Section 3.7.        CESI Group................................................................     8
      Section 3.8.        CESI Indemnitees..........................................................     8
      Section 3.9.        Contracts.................................................................     8
      Section 3.10.       Effective Time............................................................     8
      Section 3.11.       Energy Business...........................................................     8
      Section 3.12.       Governmental Authority....................................................     9
      Section 3.13.       Indemnitee................................................................     9
      Section 3.14.       Liabilities...............................................................     9
      Section 3.15.       Non-Energy Subsidiary.....................................................     9
      Section 3.16.       Person....................................................................     9
      Section 3.17.       Separation Agreement......................................................     9

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                      Page
                                                                                                      ----
      Section 3.18.       Subsidiary................................................................     9
      Section 3.19.       Tax Sharing Agreement.....................................................     9
      Section 3.20.       Taxes.....................................................................     9
      Section 3.21.       Third Party Claim.........................................................     9
      Section 3.22.       Transaction Expenses......................................................     9

                           INDEMNIFICATION AGREEMENT

     This Indemnification and Insurance Matters Agreement (this "Agreement") is entered into on _________, 2000 among Catalytica, Inc., a Delaware corporation ("Catalytica"), and Catalytica Energy Systems, Inc., a Delaware corporation ("CESI"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Article III below.

                                   RECITALS

     WHEREAS, Catalytica has entered into the Agreement and Plan of Merger and Reorganization, dated as of August 2, 2000 (the "Merger Agreement"), with Synotex Company, Inc. ("Synotex") pursuant to which Catalytica will merge with and into Synotex (the "Merger"), contingent on the sale or distribution by Catalytica of the Energy Business;

     WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding indemnification.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                  ARTICLE I.

                       MUTUAL RELEASES; INDEMNIFICATION


     Section 1.1.   Release of Pre-Closing Claims.

     (a) CESI Release. Except as otherwise provided in this Agreement, as of the Effective Time, CESI does hereby, for itself and as agent for each member of the CESI Group, remise, release and forever discharge the Catalytica Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the transactions and all other activities to implement any of the Merger and the Distribution.

     (b) Catalytica Release. Except as otherwise provided in this Agreement, as of the Effective Time, Catalytica does hereby, for itself and as agent for each member of the Catalytica Group, remise, release and forever discharge the CESI Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the transactions and all other activities to implement the Merger.

     (c) No Impairment. Nothing contained in Section 1.1(a) or (b) shall impair any right of any Person to enforce the Separation Agreement or any Ancillary Agreement (including this Agreement), in each case in accordance with its terms.

     (d) No Actions as to Released Claims. CESI agrees, for itself and as agent for each member of the CESI Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Catalytica or any member of the Catalytica Group, or any other Person released pursuant to Section 1.1(a), with respect to any Liabilities released pursuant to Section 1.1(a). Catalytica agrees, for itself and as agent for each member of the Catalytica Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against CESI or any member of the CESI Group, or any other Person released pursuant to Section 1.1(b), with respect to any Liabilities released pursuant to Section 1.1(b).

     (e) Further Instruments. At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

     Section 1.2. Indemnification by CESI. CESI shall, for itself and as agent for each member of the CESI Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless, in perpetuity, the Catalytica Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the Catalytica Indemnitees, or which are imposed upon the Catalytica Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

          (i) the Energy Business and the Distribution whether occurring before, at or after the Effective Time, except as contemplated in the Merger Agreement;

          (ii) Catalytica (excluding any Liabilities related to the business of any Non-Energy Subsidiary) if occurring before the Effective Time;

          (iii) any severance, termination, change of control or similar payments or benefits paid or payable to (a) (i) Ralph A. Dalla Betta, (ii) Craig
N. Kitchen and (iii) Dennis Orwig or (b) any other executive employee of Catalytica or any Subsidiary of Catalytica, other than Michael H. Thomas and James B. Friederichsen, to the extent that aggregate payments to such individuals in the case of this clause (b), exceed $4,200,000, or (c) the specified non-executive employees referred to in Section 5.11(b) of the Merger Agreement to the extent that aggregate payments to such individuals in the case of this clause (c) exceed $1,150,000, (d) any Transaction Expenses not deducted in the calculation of the Cash Amount and (e) any arbitration costs to be paid by CESI pursuant to Section 1.9 of the Merger Agreement; and

          (iv) any breach by CESI or any member of the CESI Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement).

In the event that any member of the CESI Group makes a payment to the Catalytica Indemnitees hereunder, and any of the Catalytica Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, Catalytica will promptly repay (or will procure a Catalytica Indemnitee to promptly repay) such member of the CESI Group the amount by which the payment made by such member of the CESI Group exceeds the actual cost of the associated indemnified Liability.

     Section 1.3. Indemnification by Catalytica. Catalytica shall, for itself and as agent for each member of the Catalytica Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless, in perpetuity, the CESI Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the CESI Indemnitees, or which are imposed upon the CESI Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

          (i) the business of the Non-Energy Subsidiaries, whether occurring before, at or after the Effective Time;

          (ii)       Catalytica if occurring at or after the Effective Time; and

          (iii) any breach by Catalytica or any member of the Catalytica Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement).

     (b) In the event that any member of the Catalytica Group makes a payment to the CESI Indemnitees hereunder, and any of the CESI Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, CESI will promptly repay (or will procure a CESI Indemnitee to promptly repay) such member of the Catalytica Group the amount by which the payment made by such member of the Catalytica Group exceeds the actual cost of the indemnified Liability.

     Section 1.4. Delivery of Additional CESI Shares. If, and to the extent, Catalytica or any Non-Energy Subsidiary is or becomes obligated to deliver any CESI shares to any person after the Effective Time as a result of any agreement, right, document, obligation or other instrument of the Catalytica or any of its Subsidiaries outstanding at any time prior to the Effective Time (other than the holders of options to purchase common stock of Catalytica), CESI shall provide the required number of shares to Catalytica or any Non-Energy Subsidiary so that it may satisfy such obligation.

     Section 1.5. Procedures for Defense, Settlement and Indemnification of Third Party Claims.

     (a)  Notice of Claims.  If a Catalytica Indemnitee or a CESI Indemnitee
(as applicable) (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Catalytica Group or the CESI Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which a party (an "Indemnifying Party") may be obligated to provide indemnification to such Indemnitee pursuant to Section 1.2 or 1.3, or any other section of the

Separation Agreement or any Ancillary Agreement (including this Agreement), Catalytica and CESI (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 1.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article I, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

     (b) Defense By Indemnifying Party. An Indemnifying Party will manage the defense of and may settle or compromise any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 1.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee that the Indemnifying Party will assume responsibility for managing the defense of such Third Party Claim, which notice shall specify any reservations or exceptions.

     (c) Defense By Indemnitee. If an Indemnifying Party fails to assume responsibility for managing the defense of a Third Party Claim, or fails to notify an Indemnitee that it will assume responsibility as provided in Section 1.4(b), such Indemnitee may manage the defense of such Third Party Claim; provided, however, that the Indemnifying Party shall reimburse all such costs and expenses in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim.

     (d) No Settlement By Indemnitee Without Consent. Unless the Indemnifying Party has failed to manage the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

     (e) No Consent to Certain Judgments or Settlements Without Consent. Notwithstanding Section 1.4(b) above, no party shall consent to entry of any judgment or enter into any settlement of a Third Party Claim without the consent of the other party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to (A) permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the other party or (B) affect the other party in a material fashion due to the allocation of Liabilities and related indemnities set forth in the Separation Agreement, this Agreement or any other Ancillary Agreement.

     Section 1.6.   Additional Matters.

     (a) Cooperation in Defense and Settlement. With respect to any Third Party Claim that implicates both CESI and Catalytica in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in the Separation Agreement, this Agreement or any of the Ancillary Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.

     (b) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the parties regarding indemnification and the management of the defense of claims as set forth in this Article I shall not be altered.

     (c) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

     (d) Not Applicable to Taxes. This Agreement shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

     Section 1.7. Survival of Indemnities. Subject to Section 3.7, the rights and obligations of the members of the Catalytica Group and the CESI Group under this Article I shall survive the sale or other transfer by any party of any assets or businesses or the assignment by it of any Liabilities or the sale by any member of the Catalytica Group or the CESI Group of the capital stock or other equity interests of any Subsidiary to any Person.

                                  ARTICLE II.

                                 MISCELLANEOUS

     Section 2.1. Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 2.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     Section 2.3. Notices. Any Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

          if to Catalytica:        Catalytica, Inc.
                                   430 Ferguson Drive, Building 1
                                   Mountain View, California 94043
                                   Attention:  President
                                   Fax:  (650) 960-0127

          if to CESI:              Catalytica Energy Systems, Inc.
                                   430 Ferguson Drive, Building 3
                                   Mountain View, California 94043
                                   Attention:  Chief Financial Officer
                                   Fax:  (650) 968-7129

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark..

     Section 2.4. Parties in Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon Catalytica, Catalytica's Subsidiaries, CESI and CESI's Subsidiaries and inure solely to the benefit of the CESI Indemnitees and the Catalytica Indemnitees and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 2.5. Other Agreements Evidencing Indemnification Obligations. Catalytica hereby agrees to execute, for the benefit of any CESI Indemnitee, such documents as may be reasonably requested by such CESI Indemnitee, evidencing Catalytica's agreement that the indemnification obligations of Catalytica set forth in this Agreement inure to the benefit of and are enforceable by such CESI Indemnitee. CESI hereby agrees to execute, for the benefit of any Catalytica Indemnitee, such documents as may be reasonably requested by such Catalytica Indemnitee, evidencing CESI's agreement that the indemnification obligations of CESI's set forth in this Agreement inure to the benefit of and are enforceable by such Catalytica Indemnitee.

     Section 2.6. Counterparts. This Agreement, including the Ancillary Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 2.7. Binding Effect Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Catalytica Group and each member of the CESI Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

     Section 2.8. Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 2.9. Failure or Indulgence Not Waiver. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 2.10. Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

     Section 2.11. Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                 ARTICLE III.

                                  DEFINITIONS

     Section 3.1. Action. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

     Section 3.2. Affiliated Company. "Affiliated Company" means, with respect to Catalytica, any entity in which Catalytica holds a 50% or less ownership interest and, with respect to CESI, any entity in which CESI holds a 50% or less ownership interest.

     Section 3.3. Ancillary Agreements. "Ancillary Agreements" means agreements attached as exhibits to the Separation Agreement.

     Section 3.4. Cash Amount. "Cash Amount" shall have the meaning set forth in the Merger Agreement.

     Section 3.5. Catalytica Group. "Catalytica Group" means Catalytica, each Subsidiary and Affiliated Company of Catalytica (other than any member of the CESI Group) immediately after the Effective Time and each Person that becomes a Subsidiary or Affiliate Company of Catalytica after the Effective Time.

     Section 3.6. Catalytica Indemnitees. "Catalytica Indemnitees" means Catalytica, each member of the Catalytica Group and each of their respective directors, officers and employees.

     Section 3.7. CESI Group. "CESI Group" means CESI, each Subsidiary and Affiliated Company of CESI immediately after the Effective Time and each Person that becomes a Subsidiary or Affiliate Company of CESI after the Effective Time.

     Section 3.8. CESI Indemnitees. "CESI Indemnitees" means CESI, each member of the CESI Group and each of their respective directors, officers and employees.

     Section 3.9. Contracts. "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

     Section 3.10. Effective Time. "Effective Time" means the Effective Time of the Merger as set forth in the Merger Agreement.

     Section 3.11. Energy Business. "Energy Business" shall mean the business and operations of CESI and any direct or indirect subsidiaries of CESI on the date hereof.

     Section 3.12.  Governmental Authority.   "Governmental Authority" means any
federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     Section 3.13.  Indemnitee. "Indemnitee" has the meaning set forth in
Section 1.5(a) hereof.

     Section 3.14. Liabilities. "Liabilities" means any actual liability (including, without limitation, environmental liabilities), damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof imposed on or reasonably incurred.

     Section 3.15. Non-Energy Subsidiary. "Non-Energy Subsidiary" shall have the meaning set forth in the Merger Agreement.

     Section 3.16. Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 3.17. Separation Agreement. "Separation Agreement" means the Master Separation and Distribution Agreement dated as of the date hereof, of which this is an Exhibit thereto.

     Section 3.18. Subsidiary. "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to Catalytica and its Subsidiaries shall not include the subsidiaries of Catalytica that will be transferred to CESI after giving effect to the Distribution.

     Section 3.19. Tax Sharing Agreement. "Tax Sharing Agreement" means the Tax Sharing Agreement, attached as Exhibit __ to the Separation Agreement.

     Section 3.20. Taxes. "Taxes" has the meaning set forth in the Tax Sharing Agreement.

     Section 3.21. Third Party Claim. "Third Party Claim" has the meaning set forth in Section 1.5(a) of this Agreement.

     Section 3.22. Transaction Expenses. "Transaction Expenses" has the meaning set forth in the Merger Agreement.

                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of the parties has caused this Indemnification Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                        CATALYTICA, INC.

                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________


                                        CATALYTICA ENERGY SYSTEMS, INC.

                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________